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                                                                     EXHIBIT 5.1


                                August 25, 2000

Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas  77067

                 RE:         NABORS INDUSTRIES, INC. REGISTRATION
                             STATEMENT ON FORM S-3 -- ZERO COUPON
                             CONVERTIBLE SENIOR DEBENTURES DUE 2020
Ladies and Gentlemen:

                  We have acted as counsel to Nabors Industries, Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed registration for the resale by certain selling securityholders identified in the Registration Statement of (i) $825,000,000 principal amount at maturity of Zero Coupon Convertible Senior Debentures due 2020 (the "Debentures") which were issued pursuant to the Indenture (the "Indenture"), dated as of June 20, 2000, as amended, between the Company and Bank One, N.A., as Trustee thereunder, and (ii) a presently indeterminate number of shares (the "Shares") of common stock, par value $.10 per share (the "Stock"), of the Company issuable upon conversion or repurchase of the Debentures.

                  As such counsel and in connection with the opinions expressed below, we have examined a copy of (a) the Registration Statement, (b) the Indenture, (c) a specimen of the Debentures and the Stock and (d) originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and matters of law as we have deemed necessary for the purposes of rendering the opinions hereinafter expressed.

                  In our examinations, we have assumed the genuiness of all signatures, the authentication of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
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Nabors Industries, Inc.
August 25, 2000
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                  Based on such examination and review and subject to the
qualifications set forth herein, we are of the opinion that:

                           (a) The Debentures have been duly authorized by the Company and have been duly executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided in the Indenture.

                           (b) The Shares of the Stock initially issuable upon conversion of the Debentures have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Debentures and the Indenture, will be duly and validly issued, fully paid and non-assessable.

                           (c) The Shares of the Stock issuable upon repurchase of the Debentures by the Company have been duly and validly authorized and when issued and delivered upon repurchase of the Debentures in accordance with the provisions of the Debentures and the Indenture, will be duly and validly issued, fully paid and non-assessable.

                  Our opinions expressed above are subject to the qualifications that we express opinions as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

                  We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                                     Very truly yours,



                                                     /s/ Winston & Strawn